Exhibit 8.1

Particulars relating to entities consolidated in the economic entity

	Country of incorporation	% Rinker group ownership 2004

Parent entity
Rinker Group Limited (formerly CSR Investments Overseas Ltd)	Australia
Combined entities
ALC Las Vegas Mining Claims, LLC	USA	100
American Limestone West, LLC	USA	100
ARC Management Company, Inc.	USA	100
ARC Materials Corporation	USA	100
Ballestrin Concrete Construction Pty Limited(d)	Australia	100
Bettaform Constructions Pty Ltd(d)	Australia	100
Broadway & Frame Premix Concrete Pty Ltd(a)	Australia	100
Excel Concrete (NSW) Pty Ltd(b)	Australia	100
Excel Concrete Pty Ltd(b)	Australia	100
FCS Las Vegas Mining Claims, LLC	USA	100
Florida Crushed Stone Company	USA	100
Fort Calhoun Stone Company	USA	100
Guernsey Stone Company	USA	100
HCC Las Vegas Mining Claims, LLC	USA	100
Hydro Conduit Corporation	USA	100
Hydro Conduit Management Company, Inc.	USA	100
Hydro Conduit of Texas, LP	USA	100
Hydro Investments, Inc.	USA	100
KMC Las Vegas Mining Claims, LLC	USA	100
LV Western Mining Claims, LLC	USA	100
Marana Golf, Inc.	USA	100
Mili, L.L.C.	USA	100
Minicon Pty Ltd(a)	Australia	100
Northwest Materials Holding Company	USA	100
Oxi Golf, LLC (e)	USA	50
Oxi, L.L.C.	USA	100
Pacific Rock Products Trucking, L.L.C.	USA	100
Pacific Rock Products, L.L.C.	USA	100
Pipe Liners, Inc.	USA	100
Quality Ready Mix, Inc.(e)	USA	50
Readymix Cement Pty Ltd(a)	Australia	100
Readymix Emoleum Services Pty Ltd (formerly CSR Emoleum Services Pty Ltd)	Australia	100
Readymix Holdings Pty Ltd	Australia	100
Readymix Properties Pty Ltd (formerly Humes Australia Pty Ltd)	Australia	100
Readymix Roads Group Pty Ltd (formerly Readymix Australia Pty Ltd)	Australia	100
Rinker Group Share Plan Pty Ltd (formerly Roads Holdings Pty Ltd)	Australia	100
Rinker Materials (Qingdao) Co Ltd(a)	China	100
Rinker Materials (Tianjin) Co Ltd (formerly CSR (Tianjin) Readymix Co., Ltd)	China	100
Rinker Management Company, Inc.	USA	100
Rinker Materials Caribbean LLC(a)	USA	100
Rinker Materials Corporation	USA	100
Rinker Materials Foreign Sales Corporation(c)	US Virgin Is.	—
Rinker Materials Leasing L.L.C. (formerly Kiewit Materials Leasing L.L.C.)	USA	100
Rinker Materials Nevada, Inc.	USA	100
Rinker Materials of Florida, Inc.	USA	100
Rinker Materials Polypipe, Inc.	USA	100
Rinker Materials South Central, Inc. (formerly American Limestone Company, Inc.)	USA	100
Rinker Materials Steel Framing, Inc.	USA	100
Rinker Materials West, LLC	USA	100
Rinker Materials Western, Inc. (formerly Kiewit Materials Company)	USA	100
Rinker Modular Systems, LLC	USA	100
Rinker St. Lucia Ltd.(a)	St. Lucia	100
RMF Las Vegas Mining Claims, LLC	USA	100
SKCOR, LLC	USA	100
Solano Concrete Company, Inc.	USA	100
Steel Construction Systems	USA	55
Stonelea, LLC(c)	USA	—
Tanner Companies (Yuma), Inc.	USA	100
Twin Mountain Rock Company	USA	100
Twin Mountain Rock Venture	USA	51
United Metro Materials Inc.	USA	100
Western Equipment Company	USA	100
Wilson Concrete Company	USA	100
WPB Las Vegas Mining Claims, LLC	USA	100

(a)                        Controlled entity formed during the year

(b)                       Controlled entity acquired during the year

(c)                        Controlled entity liquidated during the year

(d)                       Beneficially owned by Readymix Holdings Pty Limited

(e)                        50% owned entity controlled as Rinker Group exerts management control over entity.